EXHIBIT 99.2
                                             AS AMENDED THROUGH JANUARY 26, 1998
                                                 AS ADJUSTED FOR THE TEN-FOR-ONE
                                                STOCK SPLIT IN JULY 1996 AND THE
                                        TWO-FOR-ONE STOCK SPLIT IN NOVEMBER 1997


                           OCWEN FINANCIAL CORPORATION
                          1996 STOCK PLAN FOR DIRECTORS


SECTION 1.  INTRODUCTION

         1.1 ESTABLISHMENT. Ocwen Financial Corporation, a Florida corporation (the "Company"), has established the 1996 Stock Plan for Directors (the "Plan") for all Directors of the Company, including Directors who are officers or employees of the Company or its subsidiaries. The Plan provides, among other things, for the payment of the Annual Director's Fee in the form of Restricted Stock and for the payment of the Annual Committee Chair's Fee in the form of Restricted Stock. Unless otherwise provided for herein, the term Company includes Ocwen Financial Corporation and its subsidiaries.

         1.2 PURPOSES. The purposes of the Plan are to encourage Directors to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other shareholders of the Company, to encourage the highest level of Director performance and to provide a financial incentive that will help attract and retain the most qualified Directors.


SECTION 2.  DEFINITIONS

         2.1 DEFINITIONS. The following terms shall have the meanings set forth below:

         (a) "ANNUAL COMMITTEE CHAIR'S FEE" means the annual amount established from time to time by the Board as the annual fee to be paid to Directors for their services as chairs of standing committees of the Board.

         (b) "ANNUAL DIRECTOR'S FEE" means the annual amount (which may be prorated for a Director serving less than a full one year term, as in the case of a Director who will be retiring or not standing for reelection at the annual meeting of shareholders or a Director joining the Board after the annual meeting of shareholders) established from time to time by the Board as the annual fee to be paid to Directors for their services as directors.

         (c) "ATTENDANCE PERCENTAGE" for a Director with respect to a particular Grant Year means the percentage of the aggregate of all meetings of the Board and committees of which the Director was a member held during the Grant Year (or, for Directors who are elected after the beginning of the Grant Year, Directors who retire at the next annual meeting of shareholders, Directors who do not stand for reelection at the next annual meeting of shareholders or Directors who die during the Grant Year, the aggregate of all such meetings held for the portion of the Grant Year during which the Director served as a director), which were attended by the Director.

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In the event that a  Director  ceases to be a  director  at any time  during the
Grant Year for any reason other than retirement at the annual meeting of shareholders, not standing for reelection at the annual meeting of shareholders, or death, all meetings held during the Grant Year of the Board and committees of which he was a member at the time of termination of service will continue to be included as meetings when calculating the Attendance Percentage.

         (d) "BOARD" means the Board of Directors of the Company.

         (e) "CAUSE" means any act of (a) fraud or intentional misrepresentation or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its direct or indirect majority-owned subsidiaries.

         (f)  "CHANGE IN  CONTROL"  shall  have the  meaning  assigned  to it in
Section 6.2 hereof.

         (g) "COMMITTEE" means the Compensation Committee of the Board or any successor established by the Board.

         (h) "DIRECTOR" means a member of the Board, including a member who is an officer or an employee of the Company.

         (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         (j) "EXISTING PRINCIPAL STOCKHOLDERS" means, individually or collectively, William C. Erbey, Barry N. Wish and Harold D. Price and their respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing, the trustee of any bona fide trust of which one or more of the foregoing are the trustees or the majority beneficiaries, and any entity of which any of the foregoing, individually or collectively, beneficially owns more than fifty percent (50%) of the voting securities thereof.

         (k) "FAIR MARKET VALUE" means (i) if the Stock is listed or admitted to trading on any securities exchange or national market system in the United States, the average of the high and low sales prices on such day on the principal securities exchange or national market system in the United States on which the Stock is traded, (ii) if the Stock is not then listed or admitted to trading on any such day, or if no sale takes place on such day, the average of the closing bid and asked prices in the United States on such day, as reported by a reputable quotation source designated by the Committee, and (iii) if the Stock is not then listed or admitted to trading on any such securities exchange or national market system and no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices in the United States on such day, as reported in THE WALL STREET JOURNAL (Eastern edition) or other newspaper designated by the Committee.

         (l) "GRANT DATE" means the date of grant pursuant to Section 5.1.

         (m) "GRANT YEAR" means, as to a particular award, the 12 full calendar months following the date on which the award was granted.


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         (n) "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         (o) "RESTRICTED STOCK" means shares of Stock awarded to a Director pursuant to Section 5 and subject to certain restrictions in accordance with the Plan.

         (p) "RESTRICTED STOCK AWARD" means an award of shares of Restricted Stock granted to a Director pursuant to Section 5 of the Plan.

         (q) "STOCK" means the common stock, $0.01 par value, of the Company.

         2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.


SECTION 3.  PLAN ADMINISTRATION

         (a) The Plan shall be administered by the Committee. The members of the Committee shall be members of the Board appointed by the Board, and any vacancy on the Committee shall be filled by the Board.

         The Committee shall keep minutes of its meetings and of any action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. Any action that may be taken at a meeting of the Committee may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the members of the Committee. The Committee shall make appropriate reports to the Board concerning the operations of the Plan.

         (b) Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate; (ii) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; and (iii) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Notwithstanding the foregoing, the Committee shall have no authority, discretion or power to select the Directors who will receive awards pursuant to the Plan, determine the awards to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder or the price thereof or the time at which such awards are to be granted, establish the duration and nature of awards or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. The Plan shall be interpreted and implemented in a manner so that Directors will not fail, by reason of the Plan or its implementation, to be "disinterested persons" within the meaning of Rule 16b-3 under Section 16 of the Exchange Act, as such rule may be amended, or any successor rule.

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         (c) Notwithstanding anything to the contrary contained in the Plan, the
Plan also may be administered by the Board until such time as the Stock is registered under the Exchange Act, following which time the Plan also may be administered by the Board only to the extent permitted by Rule 16b-3 of the Exchange Act, as such rule may be amended, or any successor rule. In the event of such administration by the Board, all references to the Committee in the Plan shall be deemed to refer to the Board.

         (d) The Company shall be the sponsor of the Plan. All expenses associated with the Plan shall be borne by the Company.


SECTION 4.  STOCK SUBJECT TO THE PLAN

         4.1 NUMBER OF SHARES. 500,000 shares of Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan, subject to adjustment and substitution as set forth in this Section 4. This authorization may be increased from time to time by approval of the Board and, if such approval is required, by the shareholders of the Company. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

         4.2 OTHER SHARES OF STOCK. Any shares of Stock that are subject to a Restricted Stock Award and which are forfeited, and any shares of Stock that for any other reason are not issued to a Director, shall automatically become available again for use under the Plan if Rule 16b-3 under the Exchange Act, as such rule may be amended, or any successor rule, and interpretations thereof by the Securities and Exchange Commission or its staff permit such share replenishment.

         4.3 ADJUSTMENTS UPON CHANGES IN STOCK. If after adoption of the Plan by the Board there shall be any change in the Stock of the Company, through merger, consolidation, division, share exchange, combination, reorganization, recapitalization, stock dividend, stock split, spinoff, split up, dividend in kind or other change in the corporate structure or distribution to the shareholders, appropriate adjustments may be made by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made by the Committee in the terms of any awards under the Plan to reflect such changes and to modify any other terms of outstanding awards on an equitable basis as the Committee in its discretion determines.

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SECTION 5.  RESTRICTED STOCK AWARDS.

         5.1      GRANTS OF RESTRICTED STOCK AWARDS.

         (a) Each Director will receive the value of his Annual Director's Fee in the form of a Restricted Stock Award. Such Restricted Stock shall be granted automatically each year immediately following the annual meeting of shareholders and the organization meeting of the Board related to such annual meeting of shareholders, beginning with the annual meeting of shareholders and related organization meeting held in 1996, to each Director who is elected to the Board. If a person is elected to the Board at any time other than the annual meeting of shareholders, whether by action of the shareholders of the Company or the Board, such person upon becoming a Director shall be granted automatically the value of his or her Annual Director's Fee for that period remaining prior to the next annual meeting of shareholders in the form of a Restricted Stock Award immediately following such person's election to the Board.

         (b) Each Director who is the chair of a standing committee of the Board will receive the value of his Annual Committee Chair's Fee in the form of a Restricted Stock Award. Such Restricted Stock shall be granted automatically each year immediately following the annual meeting of shareholders and the organization meeting of the Board related to such annual meeting of shareholders, beginning with the annual meeting of shareholders and related organization meeting held in 1996, to each Director who is elected at such organization meeting to serve as the chair of a standing committee of the Board.

         (c) The total number of shares of Stock representing any such Restricted Stock Award will be the number of shares determined by dividing the amount of the Annual Director's Fee or the Annual Committee Chair's Fee, as the case may be, to be paid in the form of a Restricted Stock Award by the Fair Market Value of a share of Stock on the Grant Date, rounded up to the nearest whole share.

         (d) Notwithstanding anything to the contrary contained in the Plan, (i) each Director elected at the annual meeting of shareholders held in 1996 shall receive the value of his Annual Director's Fee and each Director who is elected as the chair of a standing committee of the Board at the related organization meeting held in 1996 shall receive the value of his Annual Committee Chair's Fee in the form of a Restricted Stock Award granted automatically on the date on which the Stock is registered under the Exchange Act, and (ii) the Grant Date for each Restricted Stock Award granted under Section 5.1(d)(i) shall for all purposes under the Plan be deemed to be the date of the annual meeting of shareholders held in 1996.

         (e) Restricted Stock granted pursuant to Section 5.1 shall be subject to adjustment as provided in Section 4.3.

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         5.2 TERMS AND CONDITIONS OF RESTRICTED STOCK.  Restricted Stock granted under the Plan shall be subject to the following terms and conditions:

         (a)  RESTRICTION  PERIOD.   Restricted  Stock  will  be  subject  to  a
Restriction Period ("Restriction Period") beginning on the Grant Date and continuing through last day of the Grant Year.

         (b)  VESTING.

         (1) Except as set forth in Section 5.2(b)(3), a Director's right to ownership in shares of Restricted Stock granted to a Director pursuant to
Section 5.1(a) will vest on the first day of the month immediately following the expiration of the Restriction Period for such shares (the "Restricted Stock Vesting Date") if the Director has an Attendance Percentage of at least seventy-five percent (75%) for the Grant Year. In the event that a Director has an Attendance Percentage of less than seventy-five percent (75%) for the Grant Year, a number of shares of Restricted Stock equal to the Director's Attendance Percentage for the Grant Year multiplied by the total number of shares of Restricted Stock granted pursuant to Section 5.1(a) during the Grant Year (rounded up to the nearest whole share) will vest on the Restricted Stock Vesting Date and the remaining shares of Restricted Stock granted pursuant to
Section 5.1(a) during the Grant Year will be forfeited as of the Restricted Stock Vesting Date.

         (2) Except as set forth in Section 5.2(b)(3), a Director's right to ownership in shares of Restricted Stock granted to a committee chair pursuant to
Section 5.1(b) will vest on the Restricted Stock Vesting Date.

         (3) Notwithstanding anything to the contrary herein, (i) in the event that a director is removed from office for Cause prior to the Restricted Stock Vesting Date, all of such Director's shares of Restricted Stock that have not yet vested will be forfeited immediately as of the time the grantee is so removed from office and the Company will have the right to complete the blank stock power described below with respect to such shares, and (ii) upon the occurrence of a Change in Control, all shares of Restricted Stock that have not yet vested will immediately vest.

         (c) ISSUANCE OF SHARES. On the Grant Date, a certificate representing the shares of Restricted Stock will be registered in the Director's name and deposited by the Director, together with a stock power endorsed in blank, with the Company. Subject to the transfer restrictions set forth in Section 5.2(d) and to the last sentence of this Section 5.2(c), the Director as owner of shares of Restricted Stock will have the rights of the holder of such Restricted Stock during the Restriction Period. Following expiration of the Restriction Period, on the Restricted Stock Vesting Date, vested shares of Restricted Stock will be redelivered by the Company to the Director and nonvested shares of Restricted Stock will be forfeited and the Company will have the right to complete the blank stock power with respect to such shares. For shares of Restricted Stock granted prior to the effective date of the Plan as set forth in Section 11, no certificate will be issued, such shares will not be issued and outstanding, and the Director will not have any of the rights of the owner of the shares until such effective date has occurred.

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

         (d) TRANSFER RESTRICTIONS; MANDATORY HOLDING OF STOCK. Except as otherwise provided in Section 5.5 or Section 7, shares of Restricted Stock are not transferable during the Restriction Period. Once the Restriction Period lapses and shares vest, except as otherwise provided in Section 5.5 or Section 7, shares acquired as a Restricted Stock Award must be held by the grantee for a minimum of: (1) three years from the Grant Date, (2) two years from the date the grantee ceases to be a director of the Company, or (3) until the occurrence of a Change in Control, whichever first occurs (the "Restricted Shares Holding Period").

         (e) RESTRICTED STOCK AGREEMENT. All Restricted Stock Awards will be confirmed by an agreement, or an amendment thereto, which will be executed on behalf of the Company by the Chief Executive Officer, the President, any Managing Director, any Senior Vice President or any Vice President and the grantee.

         (f) GENERAL RESTRICTIONS.

         (1) The obligation of the Company to issue shares of Restricted Stock under the Plan shall be subject to the condition that, if at any time the Company shall determine that (a) the listing, registration or qualification of shares of Restricted Stock upon any securities market or exchange or under any state or federal law, or (b) the consent or approval of any government or regulatory body is necessary or desirable, then such Restricted Stock shall not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not acceptable to the Company.

         (2) Shares of Stock for use under the provisions of this Section 5 shall not be issued until they have been duly listed, upon official notice of issuance, upon the Nasdaq system and/or such other markets or exchanges, if any, as the Board shall determine, and a registration statement under the Securities Act of 1933 with respect to such shares shall have become, and be, effective.

         Subject to the foregoing provisions of this Section 5.2 and the other provisions of the Plan, any shares of Restricted Stock granted under the Plan shall be subject to such restrictions and other terms and conditions, if any, as shall be determined by the Committee, in its discretion, and set forth in the agreement referred to in Section 5.2(e), or an amendment thereto; provided, however, that in no event shall the Committee or the Board have any power or authority which would cause the Directors to cease to be "disinterested persons" or would cause transactions pursuant to the Plan to cease to be exempt from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3, as such rule may be amended, or any successor rule.

         5.3 ANNUAL STATEMENT. A statement will be sent to each Director as to the status of his Restricted Stock at least once each calendar year.

         5.4   DESIGNATION  OF  A  BENEFICIARY.   A  Director  may  designate  a
beneficiary to hold shares of Restricted Stock in accordance with the Plan in the event of the Director's death.

         5.5 HOLDING PERIOD APPLICABLE TO A DECEASED GRANTEE'S ESTATE. As long as at least six months have elapsed since the Grant Date, a properly designated beneficiary, or a person holding shares of Restricted Stock under a deceased grantee's will or under the applicable laws

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

of descent or distribution, will not be subject to the Restricted Shares Holding Period with respect to such shares of Restricted Stock.


SECTION 6.  CHANGE IN CONTROL

         6.1 SETTLEMENT OF COMPENSATION. In the event of a Change in Control of the Company as defined herein, to the extent not already vested, all Stock Option Awards, Restricted Stock Awards and other benefits hereunder shall be vested immediately.

         6.2 DEFINITION OF CHANGE IN CONTROL. A Change in Control shall mean the occurrence of one or more of the following events:

         (a) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

         (b) the shareholders of the Company shall approve of any plan or proposal for the liquidation or dissolution of the Company; or

         (c)(i) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity shall purchase any Stock of the Company (or securities convertible into the Company's Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, unless, prior to the making of such purchase of Stock (or securities convertible into Stock), the Board shall determine that the making of such purchase shall not constitute a Change in Control, or (ii) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than the Existing Principal Stockholders, the Company or any benefit plan sponsored by the Company or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from any rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control; or

         (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board, or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was

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

previously so approved, cease for any reason to constitute a majority of the Directors then in office.


SECTION 7.  ASSIGNABILITY

         The right to receive payments or distributions hereunder (including any "derivative security" issued pursuant to the Plan, as such term is defined by the rules promulgated under Section 16 of the Exchange Act) and any shares of Restricted Stock granted hereunder during the Restriction Period shall not be transferable or assignable by a director other than by will, by the laws of descent and distribution, to a properly designated beneficiary in the event of death, or pursuant to a domestic relations order as defined by Section 414(p)(1)(B) of the Internal Revenue Code or the rules thereunder that satisfies
Section 414(p)(1)(A) of the Internal Revenue Code or the rules thereunder. In addition, Stock acquired as Restricted Stock shall not be transferable prior to the end of the applicable Restricted Shares Holding Period, if any, set forth in Sections 5.2(d) and 5.5, in either case other than by will, by transfer to a properly designated beneficiary in the event of death, by the applicable laws of descent and distribution or pursuant to a domestic relations order as defined by
Section 414(p)(1)(B) of the Internal Revenue Code or the rules thereunder that satisfies Section 414(p)(1)(A) of the Internal Revenue Code or the rules thereunder.


SECTION 8.  RETENTION; WITHHOLDING OF TAX

         8.1 RETENTION. Nothing contained in the Plan or in any Restricted Stock Award granted under the Plan shall interfere with or limit in any way the right of the Company to remove any director from the Board pursuant to the Articles of Incorporation and the Bylaws of the Company, nor confer upon any director any right to continue in the service of the Company.

         8.2 WITHHOLDING OF TAX. To the extent required by applicable law and regulation, each director must arrange with the Company for the payment of any federal, state or local income or other tax applicable to any payment or any delivery of Stock hereunder before the Company shall be required to make such payment, issue or, in the case of Restricted Stock, deliver such shares under the Plan.


SECTION 9.  PLAN AMENDMENT, MODIFICATION AND TERMINATION

         The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements and provide further, that, unless otherwise permitted by the rules under Section 16 of the Exchange Act, no amendment or modification shall be made more than once every six months that would change the amount, price, or timing of the Restricted Stock Awards hereunder, other than to

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


comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.


SECTION 10.  REQUIREMENTS OF LAW

         10.1 FEDERAL SECURITIES LAW REQUIREMENTS. Implementation and interpretations of, and transactions pursuant to, the Plan shall be subject to all conditions required under Rule 16b-3, as such rule may be amended, or any successor rule, to qualify such transactions for any exemption from the provisions of Section 16(b) of the Exchange Act available under that rule, or any successor rule, and to permit the Directors to be "disinterested persons" within the meaning of that rule, or any successor rule, insofar as the Plan or its implementation shall impact such disinterested status.

         10.2 GOVERNING LAW. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Florida.


SECTION 11.  EFFECTIVE DATE OF AMENDMENT

         The Plan shall be effective on the date on which the Stock is registered under the Exchange Act. The Plan shall not preclude the adoption by appropriate means of any other compensation or deferral plan for directors.


                                      C-10